SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934
(AMENDMENT NO. )

Filed by the Registrant [ ]
Filed by a Party other than the Registrant [x]

Full Value Partners L.P.
Attn: Phillip Goldstein
Park 80 West
250 Pehle Ave. Suite 708
Saddle Brook NJ 07663
Phone: 201 556-0092
Fax: 201 556-0097

Check the appropriate box:
Preliminary Proxy Statement
Confidential, for Use of the Commission Only (as permitted by
Rule 14a-6(e)(2))
Definitive Proxy Statement [x]
Definitive Additional Materials
Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-
12

Liberty All-Star Growth Fund
(Name of Registrant as Specified in Its Charter)

Full Value Partners L.P.
Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Full Value Partners L.P.
Park 80 West, 250 Pehle Avenue, Suite 708, Saddle Brook, NJ 07663
(201) 556-0092 // Fax: (201)556-0097 // info@bulldoginvestors.com

			March 1, 2010

Dear Fellow Shareholder of Liberty All-Star Growth Fund:

As you may know, the Fund's shares have been trading at a price that is significantly below its net asset value. As of February 23, 2010, the market price was $3.47 while the NAV was $3.97. Thus, any shareholder that wished to sell on that day would have to take a haircut of 50 cents per share. Ouch!

The board is currently seeking shareholder approval of a new sub-manager. We are soliciting your proxy to vote AGAINST that proposal. Here is why.

We think the best way to enhance shareholder value is to afford all shareholders an opportunity to realize NAV. The easiest way to eliminate the discount is to convert the Fund to an open-end fund which would be redeemable every day at NAV. If shareholders vote down the sub-management agreement, that will send a message to the board that it needs to focus its attention on the discount, not tinkering with the sub-manager mix.

Frankly, it is difficult to see the benefit to shareholders of keeping the Fund closed-ended. For the ten years ending January 31, 2010, its NAV (with dividends reinvested) has declined at a rate of 1.35% per annum. Rather than continually trying to replace unsatisfactory investment managers, we believe it is time for the Board to afford shareholders an opportunity to realize NAV.

If you want an opportunity to realize the full net asset value of your shares, please take this opportunity to send a message to the board by voting the enclosed GREEN proxy online at WWW.PROXYVOTE.COM or by telephone at 1-800-454-8683 if your shares are held in street name. Alternatively, you can mail the GREEN proxy card in the enclosed envelope but please do it today.

							Very truly yours,


			    	                        Phillip Goldstein
			 				Managing Member
							Full Value Advisors LLC
							General Partner




PROXY STATEMENT OF FULL VALUE PARTNERS L.P. IN OPPOSITION TO THE SOLICITATION BY THE BOARD OF DIRECTORS OF LIBERTY ALL-STAR GROWTH FUND, INC. FOR THE 2010 ANNUAL MEETING OF SHAREHOLDERS

Full Value Partners L.P. is sending this proxy statement and the enclosed GREEN proxy card to stockholders of Liberty All-Star Growth Fund, Inc.
(the "Fund") of record as of February 12, 2010. We are soliciting a proxy to vote your shares at the Annual Meeting of Shareholders (the "Meeting") which is scheduled to be held at 99 High Street, Suite 303, Boston, Massachusetts, on April 29, 2010 at 9:00 a.m. Please refer to the Fund's proxy soliciting material for additional information concerning the Meeting and the matters to be considered by shareholders including the election of Directors. This proxy statement and the enclosed GREEN proxy card are first being sent to shareholders on or about March 1, 2010.

INTRODUCTION

The Fund has indicated that two matters will be voted upon at the Meeting:
(1) the election of two directors, and (2) a proposal to approve a Portfolio Management Agreement among the Fund, ALPS Advisors Inc. and Mazama Capital Management Inc. We are soliciting a proxy to vote your shares AGAINST the election of the board's two nominees and AGAINST the Portfolio Management Agreement.

REASONS FOR THE SOLICITATION
The Fund's long term performance has been mediocre at best. For the ten years ending January 31, 2010, the net asset value (with dividends reinvested) has declined at a rate of 1.35% per annum. Obviously, the Fund's multi-manager strategy has not worked very well. Also, the Fund's shares trade at a double-digit discount to NAV. Rather than continually trying to replace unsatisfactory investment managers, we believe it is time for the Board to afford shareholders an opportunity to realize NAV.

HOW PROXIES WILL BE VOTED

If you complete and return a GREEN proxy card to us and unless you direct otherwise your shares will be voted AGAINST the election of the Board's nominees and AGAINST the approval of the Portfolio Management Agreement.
In addition, you will be granting the proxy holders discretionary authority to vote on any other matters that may come before the Meeting.

VOTING REQUIREMENTS

A quorum is a majority of the total shares outstanding. In order to be elected as a director, a nominee must receive the vote of a plurality of the shares voting at the Meeting. Since there are only two nominees and two seats up for election, both of them are assured of being elected so broker non-votes will have no effect on the outcome. Approval of the Portfolio Management Agreement requires the affirmative vote of shareholders owning the lesser of (a) 67 percent or more of the shares present at the Meeting, or (b) more than 50 percent of the Fund's outstanding shares. An abstention or broker non-vote on this proposal is equivalent to a "No" vote.

REVOCATION OF PROXIES
You may revoke any proxy prior to its exercise by: (i) delivering a written revocation to us; (ii) executing and delivering a later dated proxy; or
(iii) voting in person at the Meeting. Attendance at the Meeting will not in and of itself revoke a proxy. There is no limit on the number of times you may revoke your proxy before it is exercised. Only your latest dated proxy will be counted.

PROPOSAL 1: ELECTION OF DIRECTORS

The Board has indicated that it intends to nominate two persons for election. Please refer to the Fund's proxy soliciting material for additional information concerning the nominees and the election of Directors.

Unless instructions to the contrary are given, your proxy will be voted AGAINST each of the nominees.

PROPOSAL 2: A PROPOSAL TO APPROVE A PORTFOLIO MANAGEMENT AGREEMENT AMONG THE FUND, ALPS ADVISORS INC. AND MAZAMA CAPITAL MANAGEMENT INC.

We do not believe shareholders should approve any new investment management agreement unless they are also afforded an opportunity to realize NAV. Unless instructions to the contrary are given, your proxy will be voted AGAINST of this proposal.

THE SOLICITATION

We intend to solicit proxies via mail, telephone and the internet. Our proxy materials are available on the following web site: http://www.bulldoginvestorstenderoffer.com/. Persons affiliated with or employed by us or our affiliates may assist us in the solicitation of proxies. Banks, brokerage houses and other custodians, nominees and fiduciaries will be requested to forward this proxy statement and the enclosed GREEN proxy card to the beneficial owners for whom they hold shares of record. We will reimburse these organizations for their reasonable out-of-pocket expenses.

Initially, we will bear all of the expenses related to this proxy solicitation. Because we believe that all shareholders will benefit from this solicitation, we intend to seek, subject to any applicable regulatory requirements, reimbursement of our expenses from the Fund. Shareholders will not be asked to vote on the reimbursement of these expenses, which we estimate will total $30,000.



PARTICIPANTS

As of February 12, 2010, Full Value Partners L.P., Park 80 West, Plaza Two, 250 Pehle Ave, Suite 708, Saddle Brook, NJ 07663 owns 471,488 common shares. In addition, affiliates of Full Value Partners beneficially own 1,259,600 common shares. All of the shares owned by the Full Value Partners and its affiliates were acquired since May 19, 2009.

Phillip Goldstein and Andrew Dakos are principals of the general partner/ investment advisor of each fund in the Bulldog Investors group of private investment funds including Full Value Partners. Thus, they are deemed to be participants in this solicitation. Messrs. Goldstein and Dakos are also principals of Brooklyn Capital Management, the investment advisor to Special Opportunities Fund, a registered closed-end fund. No participant or associate of any participant is or has been a party to any contract, arrangements or understanding with any person with respect to any securities of the Fund or has any arrangement or understanding with any person with respect to future employment by the Fund or any of its affiliates or to any future transactions to which the Fund or any of its affiliates will or may be a party.
LITIGATION
On January 31, 2007, the Enforcement Section of the Securities Division of the Massachusetts Secretary of State (the "Secretary") filed a complaint with the Acting Director of the Securities Division against Full Value Partners and certain related parties (the "Bulldog Parties") alleging that they violated Massachusetts law by making information about certain unregistered securities available on the Bulldog Investors website and by providing information about such investments to an individual who requested it without first determining that the individual was eligible to invest in such securities. The Enforcement Section sought a cease and desist order, an administrative fine, and other relief. On October 17, 2007, the Acting Director issued a cease and desist order and imposed a fine of $25,000 on the Bulldog Parties. On November 15, 2007, the Bulldog Parties appealed the Secretary's ruling to the Massachusetts Superior Court which upheld the Secretary's order in an order and opinion dated February 12, 2009. On February 25, 2009, the Bulldog Parties filed a further appeal with the Appellate Court of Massachusetts. On October 21, 2009 the Massachusetts Supreme Judicial Court, the state's highest court, transferred the case on its own motion from the Appellate Court. As a result, the Supreme Judicial Court will decide the appeal.

March 1, 2010


PROXY CARD

This proxy is solicited in opposition to the Board of Directors of Liberty All-Star Growth Fund, Inc. (the "Fund") by Full Value Partners L.P. for the Fund's 2010 Annual Meeting of Shareholders (the "Meeting").
The undersigned hereby appoints Phillip Goldstein, Rajeev Das, and
Andrew Dakos and each of them, as the undersigned's proxies, with full power of substitution, to attend the Meeting and any adjourned or postponed Meeting, and to vote on all matters that come before the Meeting the number of shares that the undersigned would be entitled to vote if present in person, as specified below.

(INSTRUCTIONS:  Mark votes by placing an "x" in the appropriate [  ].)

1. ELECTION OF TWO DIRECTORS

[  ] FOR GEORGE R. GASPARI 		[  ] AGAINST GEORGE R. GASPARI

[  ] FOR RICHARD W. LOWRY 		[  ] AGAINST RICHARD W. LOWRY


2. TO APPROVE A PORTFOLIO MANAGEMENT AGREEMENT AMONG THE FUND,
ALPS ADVISORS INC. AND MAZAMA CAPITAL MANAGEMENT INC.

FOR [   ]			AGAINST [   ]			ABSTAIN [   ]


Please sign and date below.  Your shares will be voted as directed.
If no direction is made, this proxy will be voted AGAINST the election of each of the nominees named above and AGAINST Proposal 2. The undersigned hereby acknowledges receipt of the proxy statement dated March 1, 2010 of Full Value Partners L.P. and revokes any proxy previously executed.





Signature(s)___________________________________  	Dated: _______________